UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2007

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2007, the Board of Directors of The Manitowoc Company, Inc. (the “Company”) elected Glen E. Tellock as the Company’s President and Chief Executive Officer. Mr. Tellock succeeds Terry D. Growcock, who will remain Chairman of the Board of Directors and an executive of the Company.  The Board also expanded the total number of Directors to ten and elected Mr. Tellock to the new seat on the Company’s Board of Directors.  Mr. Tellock’s term as a Director will expire at the 2008 annual meeting of shareholders.  The Board also elected Mr. Eric Etchart as Senior Vice President of the Company and President of Manitowoc Crane Group to replace Mr. Tellock, who formerly held those positions.  The Company’s press release announcing these changes is furnished with this Report as Exhibit 99.1.

Prior to his appointment as President and Chief Executive Officer, Mr. Tellock was the Company’s Senior Vice President and the President of Manitowoc Crane Group, which positions he held since 2002.  Previous to that time, Mr. Tellock served in various roles with the Company, including its Senior Vice President and Chief Financial Officer; Vice President of Finance and Treasurer; Corporate Controller; and Director of Accounting.  Prior to joining the Company in 1991, Mr. Tellock served as Financial Planning Manager with the Denver Post Corporation and as Audit Manager for Ernst & Whinney.

Since April of 2006, Mr. Tellock has also served as a director of Astec Industries, Inc. located in Chattanooga, Tennessee.

As a result of his election to the new position of President and Chief Executive Officer, effective May 1, 2007 Mr. Tellock’s annual base salary will be increased to $550,000 and his  Short-Term Incentive Plan target bonus will be set at 80%.  The Company’s Short- Term Incentive Plan is filed as Exhibit 10.2(a) to the Company’s Form 10-K filed with the SEC for the Company’s fiscal year ended December 31, 2006.

In addition, in connection with the new position, on May 1, 2007 Mr. Tellock was awarded options to purchase 13,500 shares of the Company’s common stock and was awarded 1,800 shares of restricted stock under the Company’s 2003 Incentive Stock and Awards Plan (filed as Exhibit 10.7(c) to the Company’s Form 10-K filed with the SEC for the Company’s fiscal year ended December 31, 2006).  The form of award agreements for the stock option grant and restricted stock grant are filed as Exhibits 10.8 and 10.10, respectively, to the Company’s Form 10-K filed for the year ended December 31, 2006.

The Company also entered into a new Contingent Employment Agreement with Mr. Tellock on May 1, 2007.  The form of Contingent Employment Agreement is attached as Exhibit 10(a) to the Company’s From 10-K filed for the Company’s fiscal year ended December 31, 2000 and is described in the Company’s 2007 Proxy Statement which is incorporated by reference into the Company’s Form 10-K filed for the year ended December 31, 2006.  Other information as to Mr. Tellock’s compensation and employment arrangements with the Company are included under the caption “Executive Compensation Information” in the Company’s definitive proxy statement for its 2007 annual meeting of shareholders and is incorporated herein by reference.

Prior to his election as Senior Vice President of the Company and President of the Manitowoc Crane Group, Mr. Etchart served as Executive Vice President of the Asia Pacific Region of the Manitowoc Crane Group since August 2002.  In September of 1995, Mr. Etchart began his service with BPR Cadillon (which was later acquired by the Company) in France as Deputy General Manager and then served in various assignments, including Sales Director and Managing Director in Italy for Potain Pte.  In July 1997, Mr. Etchart was named General Manager of Potain Pte and Potain SA (now known as Manitowoc Crane Group France SAS) for the Asia Pacific Region of the Manitowoc Crane Group until his assignment as Executive Vice President for the Asia Pacific Region in August of 2002.

Mr. Etchart is and remains an employee of Manitowoc France SAS (formerly Potain SAS) and has an employment agreement with that company.   As an officer of the Company, Mr. Etchart will be on assignment from Manitowoc France SAS, the terms of which are set forth in an assignment letter dated May 1, 2007.   Under the terms of Mr. Etchart’s assignment, his initial annual base salary will be $340,000.  He will also continue to participate in the Company’s Short-Term Incentive Plan, with a target annual incentive award percentage of 55%.  The Company’s Short- Term Incentive Plan is filed as Exhibit 10.2(a) to the Company’s Form 10-K filed with the SEC for the Company’s fiscal year ended December 31, 2006.

In addition, in connection with his assignment, on May 1, 2007, the Company granted Mr. Etchart options to purchase 10,000 shares of the Company’s common stock and granted him 1,000 shares of restricted stock under the Company’s 2003 Incentive Stock and Awards Plan (filed as Exhibit 10.7(c) to the Company’s Form 10-K filed with the SEC for the Company’s fiscal year ended December 31, 2006).  The form of award agreements for the stock option grant and restricted stock grant are filed as Exhibits 10.8 and 10.10, respectively, to the Company’s Form 10-K filed for the year ended December 31, 2006.

Furthermore, during his assignment as an officer of the Company, when feasible, he will continue to receive pension, healthcare, retirement and short- and long-term disability benefits under benefit plans sponsored in his home country of France.  Under the terms of Mr. Etchart’s employment agreement with Manitowoc France SAS, Mr. Etchart is entitled to the benefits of a category III C classification under the collective bargaining agreement Convention Collective Nationale de Ingénieurss et Cadres de Métallurgie.   Additionally, his employment agreement with Manitowoc France SAS provides in general that (a) all inventions he develops during his employment will belong to the company, (b) all tools and equipment provided him for use in his employment belong to the company and may only be used in connection with his employment, (c) he will work exclusively for the company and will keep company information confidential and maintain himself free of any conflict of interest, (d) he will agree not to compete with the company for a period of up to two years following the termination of his employment in consideration for the payment by the company to him of an amount equal to one-half his base salary for each month during the non-compete period, and (e) either he or the company may terminate the employment agreement upon three months notice (but this notice was modified to six months in connection with his current assignment as an officer of the Company). As an officer of the Company, Mr. Etchart will also be provided with other benefits customarily provided to executive officers, including reimbursement of relocation expenses pursuant to Company policy and the compensation and employment arrangements included under the caption “Executive Compensation Information” in the Company’s definitive proxy statement for its 2007 annual meeting of shareholders and is incorporated herein by reference.

In connection with his appointment, the Company has entered into a Contingent Employment Agreement with Mr. Etchart, dated May 1, 2007.  The form of Contingent Employment Agreement is attached as Exhibit 10.3(b) to the Company’s From 10-K filed for the Company’s fiscal year ended December 31, 2006 and is described in the Company’s 2007 Proxy Statement which is incorporated by reference into the Company’s Form 10-K filed for the year ended December 31, 2006.

Item 5.03  Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On April 30, 2007, the Board of Directors approved the amendment of Section 2 of Article III of the Company’s Bylaws to provide that the Company’s Board of Directors will consist of not less than seven (7) nor more than twelve (12) Directors.  The Bylaws previously provided that the Board would consist of not less than seven (7) nor more than nine (9) Directors.  The Board of directors also amended Section 2 of Article IV to clarify that the annual election of the officers of the Company is to take place at the regular meeting of the Board of Directors held in connection with the annual shareholders’ meeting (whether such Board meeting takes place before or after such annual shareholders’ meeting).  The Company’s Restated Bylaws are attached hereto as Exhibit 3.2.  The amendment is effective as of April 30, 2007.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.2	Restated Bylaws of the Company
99.1	Company’s press release issued on May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: May 4, 2007	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of April 30, 2007

Exhibit No.	Description
3.2	Restated Bylaws of the Company

99.1	The Company’s press release issued on May 1, 2007